Exhibit 10.4
THIRD AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT
THIS THIRD AMENDMENT OF CONSTRUCTION LOAN AGREEMEN’T (“Amendment”) is made this 31st day of July, 2008 between FIRST NATIONAL BANK OF OMAHA, a national banking association (“Bank”) and CARDINAL ETHANOL, LLC, an Indiana limited liability company (“Borrower”). This Amendment amends that certain Construction Loan Agreement dated December 19, 2006 between Bank and Borrower (“Loan Agreement”).
WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;
WHEREAS, pursuant to that certain that certain First Amendment of Construction Loan Agreement dated August 22, 2007, a revised Total. Project Cost Statement was attached to the Loan Agreement as Exhibit G and the Loan Agreement was otherwise amended as provided for therein;
WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated December 18, 2007, the Loan Termination Date applicable to the Revolving Note was extended to December 17, 2008 and the Loan Agreement was otherwise amended as provided for therein; and
WHEREAS, the Borrower has requested, and under the terms of this Amendment Bank has agreed, to extend a new loan in the amount of $3,600,000.00 to be used for the installation of a corn oil extraction system and the purchase of related equipment (the “Corn Oil Extraction Loan”); and
WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.
2. The Recital to the Loan Agreement is hereby amended by inserting the following at the end of the first sentence of such Recital: “and a construction loan in the amount of up to $3,600,000,00 for the purchase of equipment relating to and the installation of a corn oil extraction system on the Project (the “Corn Oil Extraction Loan”). In addition, the term Loans is hereby amended to include the Corn Oil Extraction Loan.

3. Section 1 of the Loan Agreement is hereby amended by adding the following definitions at the end of such Section:
1.42	“Corn Oil Extraction Loan Termination Date” means the earlier of (i) April 8, 2009 or (ii) such earlier date upon which BANK’s commitment to make a disbursement under the Corn Oil Extraction Loan is terminated in accordance with the terms elf .this AGREEMENT.

1.43	“Corn Oil Extraction Note” means the promissory note of BORROWER evidencing borrowings under the Corn Oil Extraction Loan of up to a maximum amount of $3,600,000.00.
4. The definition of “DRAW REQUEST” in Section 1.10 of the Loan Agreement is hereby amended by inserting the following at the end thereof: “or the Corn Oil Extraction Note”.
5. The definition of “INTEREST PERIOD” in Section 1.18 of the Loan Agreement is hereby amended by inserting “Corn Oil. Extraction. Note,” between the terms CONSTRUCTION NOTE and LONG TERM- REVOLVING NOTE.
6. Subsection (i) of the definition of the term “LOAN TERMINATION DATE” in Section 1.21 of the Loan Agreement is hereby amended by inserting “, as to the Corn Oil Extraction Note, the Com Oil Extraction Loan Termination Date,” after the term CONSTRUCTION LOAN TERMINATION DATE.
7. Section 1.28.1 of the Loan Agreement is hereby amended by inserting “the Corn Oil Extraction Note,” after CONSTRUCTION NOTE.
8. The definition of “TERM NOTES” in Section 1.38 of the Loan Agreement is hereby amended by inserting “, the Corn Oil Extraction Term Note” after VARIABLE RATE NOTE.
9. Section 2.1 of the Loan Agreement is hereby amended to add the following as a new paragraph at the end of such Section:
“BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period horn the date of execution of this AGREEMENT to and including the Corn Oil Extraction Loan Termination Date disbursements to BORROWER pursuant to the DISBURSING AGREEMENT, in an aggregate principal amount not to exceed the amount of the Corn Oil Extraction Loan for the sole purpose of paying approved equipment, installation and construction costs of the corn oil extraction system installed at the PROJECT. If, prior to the COMPLETION DATE, there is paid to BANK a third party payment (a grant payment, for example), which is applied to the Corn Oil Extraction Loan, BANK will advance such amount, or a lesser sum, as in BANK’s reasonable discretion is necessary to complete the corn oil extraction system installation at the PROJECT. Approved construction costs are costs actually incurred in connection with the construction of the corn oil extraction system associated with the PROJECT, which shall include bet not be limited to costs of PERMITS, licenses, labor, supplies, materials, services, equipment, and interest on disbursements, and BANK approved operating costs of the corn oil extraction system.”

10. Section 2.2 of the Loan Agreement is hereby amended to add the following as a new paragraph at the end of such Section:
“The obligation of BORROWER to repay the Corn Oil Extraction Loan shall be evidenced by the Corn Oil Extraction Note. Notwithstanding any provisions of the Corn Oil Extraction Note, interest shall be payable at the rate provided therein only on such portions of the Corn Oil Extraction Loan proceeds as actually have been disbursed pursuant to this AGREEMENT and the DISBURSING AGREEMENT.”
11. Section 2.3 of the Loan Agreement is hereby amended to add following as a new paragraph at the end of such Section:
“Prior to maturity, interest on the principal balance outstanding on the Corn Oil Extraction loan shall accrue at a rate equal to the one month LIBOR RATE plus 300 hundred basis points. The interest rate on the Corn Oil Extraction Loan shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the Corn Oil Extraction Loan, and shall adjust on the 8th day of each month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the Corn Oil Extraction Loan at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points.”
12. Section 2.4 of the Loan Agreement is hereby amended to add the following as a new paragraph at the cod of such Section:
“Interest only shall be payable quarterly on the Corn Oil Extraction Note as more particularly provided for in the Corn Oil Extraction Note. All outstanding principal and accrued but unpaid interest shall be payable on the Corn Oil Extraction Loan Termination Date. On the Corn Oil Extraction Loan Termination. Date, provided no EVENT OF DEFAULT has occurred and is continuing, the Corn Oil Extraction Note shall convert to the Corn Oil Extraction Term Note. Prior to maturity, the Corn Oil Extraction Term Note shall accrue interest at the three month LIBOR RAT.E plus 300 basis points and interest, shall be payable quarterly, in arrears, on the same days that principal installments are due. .After the occurrence of an EVENT OF DEFALT or after the maturity date of the Corn Oil Extraction Term Note, interest shall accrue at a rate equal to the one month LIBOR Rate plus 900 basis points. The principal balance of the Corn Oil Extraction Term Note shall be payable in equal quarterly installments of $90,000.00 payable on the 8th day of every third (3rd) month, commencing three (3) months after the Corn Oil Extraction Loan Termination Date. All unpaid principal and accrued interest under the Corn Oil Extraction Term Loan shall be due and payable in full on the LOAN TERMINATION DATE applicable to the Corn Oil Extraction Term Note, if not sooner paid,”
13. Borrower shall pay the Bank a commitment fee on the Corn Oil. Extraction Loan equal to $45,000.00, which fee is earned and shall be payable upon the execution of this Amendment.

14. The Corn Oil Extraction Note shall be disbursed in accordance with the draw procedures set forth in Section 3 of the Loan Agreement for the CONSTRUCTION LOAN and the Disbursing Agreement. Each DRAW REQUEST shall specify if it is a draw on the CONSTRUCTION LOAN or the Corn Oil Extraction Loan. In addition, draws on the Corn Oil Extraction Loan shall be subject to the conditions contained in Sections 422, 4.3 and 4.4 of the Loan Agreement.
15. Borrower’s notice address in Section 8.7 of the Loan Agreement is hereby amended to 1554 N. 600 E., Union City, Indiana 47390, Fax. No. (765) 964-3349.
16. This Amendment shall not be effective until Bank shall have received each of the following (each in form and substance acceptable to Bank) or the following conditions have been satisfied:
(a).	This Amendment, duly executed by Borrower.
(b).	The Corn Oil Extraction Note duly executed by Borrower.
(c).	A First Amendment of Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement, duly executed by Borrower and in recordable form.
(d).	An endorsement to the title commitment issued to Bank to reflect the increase in the principal amount of the OBLIGATIONS.
(e).	A copy of all PLANS and PERMITS in connection with the oil extraction system and equipment and all budgets relating to the purchase and installation of the oil extraction system on the PROTECT.

(f).	An assignment of any contracts relating to the installation of the oil extraction system on the PROJECT.

(g).	Such other matters as Bank may reasonably require.
17. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.

18. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan. Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.
19. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, a national banking association
By:	/s/ Fallon Savage
Title: Second Vice President
CARDINAL ETHANOL, LLC an Indiana limited liability company
By:	/s/ Troy Prescott
Title: President